SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 25, 2017

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-04028LA	26-3959348
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the

            Exchange Act (17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the

            Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;

                  Appointment of Certain Officers; Compensatory Arrangements of

                  Certain Officers.

On  September 25, 2017, Ministry Partners Investment Company, LLC (the “Company”), announced that Brian S. Barbre has been appointed as the Senior Vice President and Chief Financial Officer and will serve as the Principal Accounting Officer for the Company and the Company’s wholly-owned subsidiary, Ministry Partners Securities, LLC.

Mr. Barbre has previously served as Vice President Finance and Treasuer of Evangelical Christian Credit Union, a Brea, California based credit union (“ECCU”),  the Company’s largest equity owner.  Over the course of Mr. Barbre’s seventeen years working with ECCU, he has served as Vice President Finance / Treasurer, Director of Finance, Finance Supervisor and Financial Analyst.  Mr. Barbre is a Certified Public Accountant and has served as an Adjunct professor at Biola University where he has taught cost accounting and accounting information systems courses.  Mr. Barbre holds a Bachelor of Science in Business Administration, Magna Cum Laude, from Biola University and a Master of Business Administration degree from California State University Fullerton.

There are no family relationships between Mr. Barbre and any manager, executive officer or person nominated or chosen by the Company to become a manager or executive officer.  Additionally, there have been no transactions involving Mr. Barbre that would require disclosure under Item 404(a) of Regulation S-K.

The Company also announced that William M. Crammer has been appointed to serve as the Company’s Senior Vice President and Chief Lending Officer.  Mr. Crammer has been serving as the Company’s Interim Principal Accounting Officer and Vice President of Administration.  Mr. Crammer has been instrumental in expanding the Company’s loan participation sales program, enhancing the Company’s credit union service operations and managing the Company’s loan operations.  In addition to undertaking his responsibilities as Chief Lending Officer, Mr. Crammer will continue to work very closely with the Company’s loan processing and servicing functions, as well as facilitating the Company’s information technology program.

There are no family relationships between Mr. Crammer and any manager, executive officer or person nominated or chosen by the Company to become a manager or executive officer.  Additionally, there have been no transactions involving Mr. Crammer that would require disclosure under Item 404(a) of Regulation S-K.

In addition, the Company announced the appointment of Edward J. Ramirez as  its Vice President, Credit Administration effective as of September 25, 2017.  Mr. Ramirez will assume responsibility for the Company’s loan processing and servicing functions. Mr. Ramirez joins the Company after seven years of service as the Assistant Vice President, Ministry Development Group, Portfolio and Risk Management/Loan Portfolio Manager at Christian Community Credit Union, a San Dimas, California based credit union.  Prior to that, Mr. Ramirez was a product manager and loan underwriter for ECCU from 2002 to 2010.  Mr. Ramirez earned his Bachelor of Arts in Business Administration from California State University, Fullerton and his Master of Business Administration from Azusa Pacific University.

There are no family relationships between Mr. Ramirez and any manager, executive officer or person nominated or chosen by the Company to become a manager or executive officer.  Additionally, there have been no transactions involving Mr. Ramirez that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01Other Events.

On September 27, 2017, the Company issued a press release announcing the appointments of Messrs. Barbre, Crammer and Ramirez as Executive Officers.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Press Release Dated September 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 28, 2017	MINISTRY PARTNERS INVESTMENT
COMPANY, LLC
/s/ Joseph W. Turner, Jr Joseph W. Turner, Jr. Chief Executive Officer and President